Exhibit 10.14

UMBRELLA AERO-DERIVATIVES IP AGREEMENT

This Umbrella Aero-Derivatives IP Agreement (this “Umbrella Agreement”), entered into as of November 13, 2018, is made by and between General Electric Company, a New York corporation (“GE”), acting through its GE Aviation business unit (“GE Aviation”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE”). BHGE and GE Aviation may be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, simultaneously herewith, the Parties are entering into a Supply and Technology Development Agreement by and among GE Aviation, BHGE and GE, acting on behalf of its GE Power business (as amended, modified or supplemented from time to time in accordance with its terms, the “Aero-Derivative Supply Agreement”); and

WHEREAS, GE Aviation and BHGE now desire to enter into this Umbrella Agreement to clearly set forth their respective rights, limitations, and obligations with respect to GE Aviation IP (as defined below) in light of the Aero-Derivative Supply Agreement and the supply to BHGE of certain GE Aviation controlled software tools, technology deliverables, aero-derivative products, and components and services thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Governing Terms for GE Aviation IP.

a.	All GE Aviation IP existing prior to the Effective Date of this Umbrella Agreement (“Pre-Existing GE Aviation IP”) shall be governed, as applicable, by the license grants and restrictions, and all other terms and conditions, of the IP Cross-License Agreement.

b.	All GE Aviation IP (other than Pre-Existing GE Aviation IP) existing on or after the Effective Date of this Umbrella Agreement (“Post-Existing GE Aviation IP”) shall be governed, as applicable, by the license grants and restrictions, and all other terms and conditions, of the Aero-Derivative Supply Agreement.

c.	All Pre-Existing GE Aviation IP that is unable to be segregated from the Post-Existing GE Aviation IP in any product, service or Technology to be supplied by GE Aviation to BHGE under the Aero-Derivative Supply Agreement shall be treated under Section 1(b).

d.	For purposes of GE Aviation IP only, the references to the “Trigger Date” in the IP Cross-License Agreement shall be deemed to be the Effective Date of this Umbrella Agreement.

e.	The Parties acknowledge and agree that, in order for the desired objective and purpose of this Umbrella Agreement not to be circumvented by the actions of either Party, (i) BHGE represents and warrants, as of the date hereof, and covenants, that any and all use of GE Aviation IP by BHGE and its Affiliates during the period commencing on November 1, 2018 and ending on the Effective Date of this Umbrella Agreement shall have been and will be in good faith and in the ordinary course of business and (ii) GE and GE Aviation represent and warrant, as of the date hereof, and covenant, that as between GE Aviation on the one hand, and GE and its Affiliates (other than GE Aviation) on the other hand, any and all Intellectual Property transferred or otherwise acquired by GE Aviation during the period commencing on November 1, 2018 and ending on the Effective Date (as defined in Aero-Derivative Supply Agreement) shall have been and will be in good faith and in the ordinary course of business and shall be subject to the foregoing clauses (1)(a)-(d) (and shall be considered GE Aviation IP) only to the extent that such Intellectual Property relates to the Licensed Aviation Field of Use (it being understood that in no event shall the fact that the leadership of GE’s Global Research Center reports to the Chief Executive Officer of GE Aviation in his capacity as Vice Chairman of GE, as of the signing date hereof, in and of itself be construed as implying that such Intellectual Property relates to GE Aviation and/or the Licensed Aviation Field of Use).

2.	Materiality.

GE Aviation and BHGE acknowledge and agree that this Umbrella Agreement is a material and essential part of the Aero-Derivative Supply Agreement.

3.	Precedence.

The Parties acknowledge and agree that the licenses and grants of rights under the Aero-Derivative Supply Agreement to Post-Existing GE Aviation IP hereby supersedes and replaces any other licenses, access or other rights granted under the IP Cross-License Agreement by or on behalf of GE or GE Aviation and its Affiliates to BHGE and its Affiliates. If there is any inconsistency between the provisions of the Aero-Derivative Supply Agreement in connection therewith and the IP Cross-License Agreement, the terms and conditions of the Aero-Derivative Supply Agreement will govern. Without limiting the foregoing, GE Aviation and BHGE agree that the IP Cross-License Agreement will not (i) expand access to or the scope of the licenses and other rights granted under the Aero-Derivative Supply Agreement to Post-Existing GE Aviation IP to BHGE or its Affiliates or (ii) diminish the conditions, restrictions, and obligations set forth in the Aero-Derivative Supply Agreement with respect to such Post-Existing GE Aviation IP. BHGE, on behalf of itself and its Affiliates, agrees not to take any action or position contrary to the foregoing.

4.	Definitions.

a.	“Effective Date of this Umbrella Agreement” means December 1, 2018.

b.	“GE Aviation IP” means all Intellectual Property that is owned, created, developed or acquired by, or exclusively licensed to, GE Aviation.

c.	“IP Cross-License Agreement” means the IP Cross-License Agreement between GE and BHGE, dated July 3, 2017, as subsequently amended and/or restated, on or about November 13, 2018.

5.	Miscellaneous.

All capitalized terms used herein but not defined will have the meanings ascribed to them in the Aero-Derivative Supply Agreement. This Umbrella Agreement, the Aero-Derivative Supply Agreement and the IP Cross-License Agreement, are the complete and exclusive statement of the agreement between the Parties relating to the subject matter hereof. No modification, termination or waiver of any provision hereof will be binding upon a Party unless made in writing and executed by the Chief Executive Officers of such Party. This Umbrella Agreement and any disputes (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) will in all respects be governed by, and construed in accordance with, the Laws of the State of New York, including, without limitation, all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction. Neither Party will assign this Umbrella Agreement without the prior written consent of the other Party (it being understood that, notwithstanding the foregoing, to the extent any assignment relates only to Pre-Existing IP, Section 6.01 of the IP Cross-License Agreement shall govern). Any permitted assignee of GE Aviation or BHGE will be bound by the terms and conditions of this Umbrella Agreement. Any dispute, controversy or claim arising out of this Umbrella Agreement, including, without limitation, claims seeking redress or asserting rights under applicable Law relating to matters addressed in this Umbrella Agreement, will be resolved in accordance with Section 6.12 of the IP Cross-License Agreement. This Umbrella Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered will be deemed to be an original and all of which when taken together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have caused this Umbrella Agreement to be executed as of the date hereof by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY, acting through its GE Aviation business unit

By:	/s/ David L. Joyce
Name:	David L. Joyce
Title:	President and CEO

BAKER HUGHES, A GE COMPANY, LLC

By:	/s/ Lorenzo Simonelli
Name:	Lorenzo Simonelli
Title:	Chairman and CEO